Exhibit 15.1

KPMG LLP 12 Marina View #15-01 Asia Square Tower 2 Singapore 018961	Telephone +65 6213 3388 Fax +65 6225 0984 Internet www.kpmg.com.sg

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Kenon Holdings Ltd.:

We consent to the incorporation by reference in the registration statement (No. 333-201716) on Form S-8 of our reports dated April 2, 2025, with respect to the consolidated financial statements of Kenon Holdings Ltd., and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
KPMG LLP
Public Accountants and
Chartered Accountants

Singapore
April 2, 2025